PROSPECTUS

Filed Pursuant to Rule 424(b)(3)

File No: 333-132401

ETWINE HOLDINGS, INC.

1,427,000 SHARES

COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 1,427,000 shares of our common stock can be sold by selling security holders at a fixed price of $.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Of such amount, Cliff Lerner, our sole officer and director, is selling 300,000 shares pursuant to this registration statement. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: June 26, 2006

i

ABOUT OUR COMPANY

We were incorporated under the laws of the State of Delaware on July 19, 2005. Clifford Lerner is our sole officer and director, as well as our controlling stockholder. We currently have one other part-time employee, as well as several programmers who are employed on a part-time basis. On December 30, 2005, we obtained all of the shares of eTwine, Inc., a New York Corporation pursuant to a Stock Purchase Agreement and Share Exchange between eTwine, Inc. and us in consideration for the issuance of 8,227,000 shares to the eTwine, Inc. shareholders. Clifford Lerner remained our sole officer and director after the agreement and pursuant to the agreement eTwine, Inc. became our wholly owned subsidiary. Now, through our subsidiary, we own and operate an online dating website. The purpose of this merger was to create a holding company in the event we decide to acquire other entities in this industry in the future. In addition, the purpose was for the public entity to be a Delaware corporation which has provisions of its laws that are more favorable to our shareholders than New York laws.

Under Section 405 of the Securities Act we are defined as a shell company based on our nominal operations and assets consisting primarily of cash. Notwithstanding same, we have no intention of undertaking a reverse merger or any other transaction or acquisition that would change the control of our management.

Our subsidiary, eTwine, Inc. was incorporated in the State of New York on May 7, 2004, and launched its website (http://www.etwine.com) in beta mode in May 2004. Our website now has in excess of 5,000 members. eTwine.com is a unique social community website that is proactive in understanding the wants and needs of the modern day single while being innovative both in appealing to the non-single user and addressing the shortcomings of the products currently offered on the market.

eTwine.com presently offers four distinct applications:

* Online Dating

* Social Networking

* Event Planning & Management.

* Blogs

eTwine integrates all four of these applications into one easy to use platform to create an overall product offering - while additionally presenting several unique features within each application.

We began generating revenue in September 2004 through the implementation of Google’s AdSense Program. As of March 31, 2006, we have generated $303 in revenues, and we have a total accumulated deficit of $147,248 as of March 31, 2006. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Darrell Lerner, the brother of Cliff Lerner, was formerly the President and sole director of our subsidiary, eTwine, Inc., the New York corporation and was originally issued 7,300,000 shares pursuant to a subscription receivable in the amount of $7,300. In July 2005, Darrell Lerner sold 7,000,000 shares at par value to Clifford Lerner pursuant to a stock purchase agreement and at such time, Darrell Lerner resigned as our sole officer and director and Clifford Lerner was appointed as our new officer and director.

Darrell Lerner, the brother of Clifford Lerner, was previously the sole officer and director of Universal Flirts, Inc. which was also a dating website which was traded on the OTCBB. Universal Flirts was not successful in raising funds when it became public and was unable to succeed in carrying out its business plan and in 2005 the company undertook a reverse merger with a Chinese company engaged in an unrelated business of designing cell phones. Despite the similar businesses, our management believes it can succeed where Universal Flirts was unable to because our website has many more features than Universal Flirts, we are geared to a younger more domestic audience and our ongoing programming development is much more expansive than theirs. In addition, prior to going public we have more funds than Universal Flirts did and therefore can pursue our business operations for a longer period of time without receiving additional funding.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.25 was determined by the price shares were sold to our shareholders in a private placement memorandum undertaken by our subsidiary, eTwine, Inc. and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

 Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception through December 31, 2005 are derived from our audited financial statements. The statement of operations and balance sheet date through March 31, 2006 has been derived from our unaudited financial statements.

	Year ended December 31, 2005	Three Months Ended March 31, 2006 (unaudited)	Inception To March 31, 2006 (unaudited)
STATEMENT OF OPERATIONS

Revenues	$169	$33	$303
Total Operating Expenses	$88,387	$35,937	$147,581
Net Income (loss)	$(92,779)	$(36,815)	$(154,575)

	As of December 31, 2005 (Audited)	As of March 31, 2006 (Unaudited)

BALANCE SHEET DATA

Cash	$81,666	108,636
Total Assets	$110,315	135,293
Total Liabilities	$112,481	113,742
Stockholders’ Equity (Deficiency)	$(2,166)	21,551

WHERE YOU CAN FIND US

Our corporate offices are located at 366 North Broadway, Suite 41042, Jericho, NY, 11753. Our telephone number is (516) 942-2030. We have an Internet website located at http://www.etwine.com.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Delaware in July of 2005. We have no significant assets or financial resources. The likelihood of our success must be considered in light of the expenses and difficulties in marketing our website, recruiting and keeping clients and obtaining financing to meet the needs of our plan of operations. Since we have a limited operating history of marketing our services to the public over the Internet, we may not be profitable and we may not be able to generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current plan of operations. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. We will need a minimum of $25,000 to continue operations over the next twelve months, which we currently have in our cash reserve. However, we will require additional funds in order to significantly expand our business as set forth in our plan of operations. These funds may not be available or, if available, will be on commercially reasonable terms satisfactory to us. We may not be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms may delay the implementation of an upgrade of our website, launching of new online-dating related features and the execution of our marketing plan o increase our member base.

WE WILL REQUIRE ADDITIONAL FINANCING WHICH MAY REQUIRE THE ISSUANCE OF ADDITIONAL SHARES WHICH WOULD DILUTE THE OWNERSHIP HELD BY OUR SHAREHOLDERS

We will need to raise funds through either debt or sale of our shares in order to achieve our business goals. Although there are no present plans, agreements, commitments or undertakings with respect to the sale of additional shares or securities convertible into any such shares by us, any shares issued would further dilute the percentage ownership held by the stockholders.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that began generating revenue in September, 2004. We have only generated $303 in revenues to date. From inception to March 31, 2006, we have incurred a net loss of $154,575, and an accumulated deficit of $154,575. If we cannot generate sufficient revenues from our services, we may have to delay the implementation of an upgrade of our website, launching of new online-dating related features and the execution of our marketing plan to increase our member base.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF CLIFFORD LERNER, OUR SOLE OFFICER AND DIRECTOR. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Clifford Lerner, our sole officer and director. We currently do not have an employment agreement with Mr. Lerner. The loss of his services would delay our business operations substantially.

CLIFFORD LERNER’S CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OF OUR OPERATIONS AND MAY AFFECT THE PRICE OF OUR COMMON STOCK.

Clifford Lerner beneficially owns approximately 85.09% of our common stock. Accordingly, for as long as Mr. Lerner continues to own more than 50% of our common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited.

This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

OUR SUCCESS DEPENDS UPON OUR ABILITY TO ATTRACT AND HIRE KEY PERSONNEL. OUR INABILITY TO HIRE QUALIFIED INDIVIDUALS WILL NEGATIVELY AFFECT OUR BUSINESS, AND WE WILL NOT BE ABLE TO IMPLEMENT OR EXPAND OUR BUSINESS PLAN.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled technical employees. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. Our management has limited experience in recruiting key personnel which may hurt our ability to recruit qualified individuals. If we are unable to retain such employees, we will not be able to implement or expand our business plan.

AS AN ONLINE DATING COMPANY, WE ARE IN AN INTENSELY COMPETITIVE INDUSTRY AND ANY FAILURE TO TIMELY IMPLEMENT OUR BUSINESS PLAN COULD DIMINISH OR SUSPEND OUR DEVELOPMENT AND POSSIBLY CEASE OUR OPERATIONS.

The online dating industry is highly competitive, and has few barriers to entry. Additional competitors may enter into the online dating industry. There are numerous other companies that currently offer similar services that have established user bases that are significantly larger than ours, and that have access to greater capital. If we are unable to efficiently and effectively institute our business plan as a result of intense competition or a saturated market, we may not be able to continue the development and enhancement of our web site and become profitable.

IF WE ARE UNABLE TO ESTABLISH A LARGE USER BASE WE MAY HAVE DIFFICULTY ATTRACTING ADVERTISERS TO OUR WEB SITE, WHICH WILL HINDER OUR ABILITY TO GENERATE ADVERTISING REVENUES, WHICH MAY AFFECT OUR ABILITY TO EXPAND OUR BUSINESS OPERATIONS AND OUR USER BASE.

An integral part of our business plan and marketing strategy requires us to establish a large user base. We currently have approximately 5,000 members. We will only be able to attract advertisers to our web site and possibly begin to generate significant advertising revenues if we can obtain a large enough user base. The number of users necessary to attract advertisers will be determined though discussions with the potential advertisers and their input as to whether we can obtain revenues from advertisements based upon the total members at that time. If for any reason our web site is ineffective at attracting consumers or if we are unable to continue to develop and update our web site to keep consumers satisfied with our service, our user base may decrease and our ability to generate advertising revenues may decline.

IN ORDER TO IMPLEMENT OUR BUSINESS PLAN, WE WILL REQUIRE OUR USERS TO PAY MONTHLY FEES FOR OUR SERVICES, ALTHOUGH WE CURRENTLY ALLOW OUR CUSTOMERS TO UTILIZE OUR SERVICES FOR FREE. IF OUR USERS ARE NOT WILLING TO PAY FOR THESE SERVICES, WE WILL BE FORCED TO SUSPEND AND EVENTUALLY TO CEASE OUR BUSINESS ACTIVITIES.

We do not currently charge our members to utilize our services. However, in order to implement our business plan, we will require our users to pay monthly fees for the use of our services. We do not know if either our current users or prospective users will be willing to pay for our services. If we are unable to generate sufficient revenues from our user fees, the implementation of our plan of operations will be delayed and we may be forced to cease our operations.

OUR MARKET IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE, AND IF WE FAIL TO DEVELOP AND MARKET NEW TECHNOLOGIES RAPIDLY, WE MAY NOT BECOME PROFITABLE IN THE FUTURE.

The internet and the online commerce industry are characterized by rapid technological change that could render our existing web site obsolete. The development of our web site entails significant technical and business risks. We may not be able to successfully use new technologies effectively or adapt our web site to customer requirements or needs. If our management is unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, we may never become profitable which may result in the loss of all or part of your investment.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.25 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

The offering price is not an indication of and is not based upon the actual value of eTwine Holdings, Inc. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

WE MAY NEVER HAVE A PUBLIC MARKET FOR OUR COMMON STOCK OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board. In addition, it is possible that, such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in having our shares listed or quoted on any exchange or quotation system, then you may not have any manner to liquidate or receive any payment on your investment. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand out business operations.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

WE ARE CURRENTLY DEEMED A SHELL COMPANY WITH NOMINAL ASSETS AND OPERATIONS AND IF WE CAN NOT SURVIVE IN THIS BUSINESS WE MAY NEED TO PURSUE OTHER BUSINESS OPPORTUNITIES.

In accordance with Rule 405 of the Securities Act of 1933 we are currently deemed a shell company based upon our nominal assets and operations. Based upon same, our success must be considered in light of the difficulties and expenses we will face in marketing our website, obtaining new clients and obtaining financing to meet the needs of our plan of operations. In the event that we can not successfully implement our business plan we may have to enter into a reverse merger with a private company in an unrelated business which can be undertaken without approval from our unaffiliated shareholders.

DARRELL LERNER HAS PREVIOUSLY BEEN INVOLVED WITH OTHER PUBLIC COMPANIES WHICH HAVE NOT BEEN SUCCESSFUL IN THEIR BUSINESS PLAN

Darrell Lerner, the brother of Clifford Lerner, is deemed to be our promoter. Darrell Lerner was previously the sole officer and director of Universal Flirts, Inc. which was also a dating website which was traded on the OTCBB. Universal Flirts was not successful in raising funds when it became public and was unable to succeed in carrying out its business plan and in 2005 the company undertook a reverse merger with a Chinese company engaged in an unrelated business of designing cell phones. Based upon same, our shareholders should be aware that our promoter has previously been involved with a public company which was not successful in its business plan and undertook a reverse merger.

FUTURE SALES BY CLIFF LENER MAY NEGATIVELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

Clifford Lerner beneficially owns 7,000,000 shares of our common stock. Sales of our common stock by Mr. Lerner into the public market following this offering could decrease the prevailing market price of our common stock. If this is the case, investors in our shares of common stock may be forced to sell such shares at prices below the price they paid for their shares. In addition, a decreased market price may result in potential future investors losing confidence in us and failing to provide needed funding. This will have a negative effect on our ability to raise equity capital in the future.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in a private placement undertaken by our subsidiary eTwine, Inc. which commenced in August 2005 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 1,427,000 shares of our common stock held by 40 shareholders. Such shares include 300,000 shares originally issued by our subsidiary, eTwine, Inc., the New York corporation to Darrell Lerner for services rendered as our founder. Such shares also include 30,000 shares issued by our subsidiary, eTwine, Inc., a New York company, to Anslow & Jaclin, LLP for legal services rendered. It also includes a total of 797,000 shares of our common stock sold to 37 shareholders pursuant to a Regulation D Rule 506 offering at a price per share of $0.25 for an aggregate offering price of $199,250 by our subsidiary, eTwine, Inc., a New York corporation. In addition, we are registering a total of 300,000 shares of our common stock held by Clifford Lerner, our sole officer and director.

On December 30, 2005, we entered into a stock purchase agreement and share exchange with eTwine, Inc., a New York corporation and all of the above shareholders received their shares of our common stock. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of June 26, 2006 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering	Percent of common stock owned after offering
Clifford Lerner(1)	7,000,000	300,000	6,700,000	81.44%
Darrell Lerner(1)	300,000	300,000	0	0.00%
Anslow & Jaclin, LLP (2)	30,000	30,000	0	0.00%
Andrew Gavrin	2,000	2,000	0	0.00%
Peter Lau	14,000	14,000	0	0.00%
Shirley Lau	8,000	8,000	0	0.00%
Mark Nash	4,000	4,000	0	0.00%
Howard Katzenberg	1,000	1,000	0	0.00%
John Cipriano	8,000	8,000	0	0.00%
Thomas Carrella	40,000	40,000	0	0.00%
Ron Rothchild	20,000	20,000	0	0.00%
Jodi Riesenberg	4,000	4,000	0	0.00%
Roberta & Robert Riesenberg	20,000	20,000	0	0.00%
Michael Hartman	32,000	32,000	0	0.00%
Robert Hartman	4,000	4,000	0	0.00%
Danielle Hartman	4,000	4,000	0	0.00%
Dan Fasulo	1,000	1,000	0	0.00%
Justin Wenzel	8,000	8,000	0	0.00%
Eric Tjaden	80,000	80,000	0	0.00%
Catherine Galanek	4,000	4,000	0	0.00%
Madeline Tjaden	4,000	4,000	0	0.00%
Jennifer Pagano	2,000	2,000	0	0.00%
James Supple	20,000	20,000	0	0.00%
Drew Goldberg	40,000	40,000	0	0.00%
Alan Tepper	20,000	20,000	0	0.00%
James F. Murdica	8,000	8,000	0	0.00%
Melvin Bernstein	40,000	40,000	0	0.00%
Estate of Victor Shalom (3)	24,000	24,000	0	0.00%
Anthony Fasulo	1,000	1,000	0	0.00%
Philip Cardillo	20,000	20,000	0	0.00%
Harold Sussman	140,000	140,000	0	0.00%
Beth Sussman	20,000	20,000	0	0.00%
Amy Sussman	20,000	20,000	0	0.00%
Meg Lawrence	20,000	20,000	0	0.00%
Kristina Trauger	1,000	1,000	0	0.00%
Lorin Jaffe	1,000	1,000	0	0.00%
Paul L. Roseman	1,000	1,000	0	0.00%
Randi Fishman	1,000	1,000	0	0.00%
Dolores Miller	80,000	80,000	0	0.00%
Myatt Defined Benefit Plan (4)	80,000	80,000	0	0.00%

(1)	Clifford Lerner and Darrell Lerner are brothers.

(2)	Anslow & Jaclin, LLP is controlled by Richard Anslow and Gregg Jaclin, our legal counsel. They received these shares in exchange for legal fees.
(3)	The Estate of Victor Shalom is controlled by its executor, Sheldon Shalom.
(4)	Myatt Defined Benefit Plan is controlled by Jason Myatt.

To our knowledge, except for Clifford Lerner, Darrell Lerner and Ron Rothchild, none of the selling shareholders or their beneficial owners:

-	Has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	Has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Clifford Lerner and Darrell Lerner are brothers. Ron Rothchild is affiliated with a broker-dealer but purchased his shares in us outside of his affiliation with his broker-dealer. He purchased his shares in the ordinary course of business and at the time of the purchase of the securities to be resold, he had no agreement or understanding, directly or indirectly, with any person to distribute the securities.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. However, sales by selling security holder must be made at the fixed price of $.25 until a market develops for the stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system. In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board. In addition, it is possible that, such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if developed, will be sustained.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. The selling shareholders may be deemed to be underwriters with respect to the shares that they are offering for resale.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,044.93.

Notwithstanding anything set forth herein, no NASD member will charge commissions that exceed 8% of the total proceeds of the offering.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our sole executive officer and director and his age as of June 26, 2006 is as follows:

Name	Age	Position

Clifford Lerner	28	President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

CLIFFORD LERNER is our President and Chief Executive Officer as well as Chairman of our Board of Directors. Prior to joining eTwine in July 2005, Clifford spent his professional career from July 2000 to May 2005 at Lehman Brothers Inc. as an Analyst in its Equities division. Clifford worked as an Analyst in the Product Management Group where his duties involved helping to coordinate the morning and afternoon equity research calls. He received his undergraduate degree from Cornell University in 2000 where he majored in Applied Economics & Business Management.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of June 26, 2006, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	Clifford Lerner	7,000,000	85.09%

Common Stock	All executive officers and directors as a group	7,000,000	85.09%

The percent of class is based on 8,227,000 shares of common stock issued and outstanding as of June 26, 2006.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of June 26, 2006, 8,227,000 shares of common stock are issued and outstanding and held by 41shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $.001 per share. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except for Anslow & Jaclin, LLP, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Anslow & Jaclin, LLP owns a total of 30,000 shares of our common stock. Anslow & Jaclin, LLP is registering 30,000 of those shares as part of this registration statement.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A., certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on July 19, 2005 in the State of Delaware. On December 30, 2005, we effectuated a stock purchase agreement and share exchange with eTwine, Inc. and 7,000,000 shares of our common stock were issued to Clifford Lerner, our sole officer and director, in accordance with the agreement. In addition, 300,000 shares were issued to Darrell Lerner, the brother of Clifford Lerner in accordance with the agreement.

DESCRIPTION OF BUSINESS

General

We were incorporated under the laws of the State of Delaware on July 19, 2005. On December 30, 2005, we obtained all of the shares of eTwine, Inc., a New York Corporation pursuant to a Stock Purchase Agreement and Share Exchange between eTwine, Inc. and us. Pursuant to the Stock Purchase Agreement and Share Exchange, eTwine, Inc. became our wholly owned subsidiary. Now, through our subsidiary, we own and operate an online dating website. Clifford Lerner is our sole officer and director, as well as our controlling stockholder. We currently have one other part-time employee, as well as several programmers who are employed on a part-time basis. Under Section 405 of the Securities Act we are defined as a shell company based on our nominal operations and assets consisting primarily of cash. Notwithstanding same, we have no intention of undertaking a reverse merger or any other transaction that would change the control of our management.

Our subsidiary, eTwine, Inc. was incorporated in the State of New York on May 7, 2004, and launched its website (http://www.etwine.com) in beta mode in May 2004. Our website now has in excess of 5,000 members.

eTwine.com is a unique social community website that is proactive in understanding the wants and needs of the modern day single while being innovative both in appealing to the non-single user and addressing the shortcomings of the products currently offered on the market. eTwine.com presently offers four distinct applications:

* Online Dating

* Social Networking

* Event Planning & Management.

* Blogs

We integrates all four of these applications into one easy to use platform to create an overall product offering - while additionally presenting several unique features within each application. We believes that our product offering in each one of these components on its own significantly enhance the users experience, however, we have gone one step further by devising a strategy for the seamless integration of these platforms into one easy to use application. Ultimately, the synergies that result from this integration will allow us to offer our members a high-quality online social experience.

While we have has something to offer for all users, our primary target is the singles market. We hope to become a leader in the online dating industry. Our social community concept combines all aspects of social networking and online dating with an event planning & management application. The social community concept that we have created is fun and exciting for singles, and ultimately offers singles more and easier ways to meet a potential mate. In addition to all of the standard features of online dating & social networking, we elevate the concept with unique social networking features including:

* “Date Now!” Tool for Busy Urban Professionals

* Double Dating & Group Dating

* Our Exclusive “My Wingman” Concept

* Singles Events with Unique Privacy Options

* A Personal Blogging Tool in the User’s Profile

* Blog Ratings

* Periodic Event Notification Emails for Singles

Revenue Streams:

We anticipate generating revenue from two primary revenue streams:

Subscription Fees – Once approximately 50,000 users have joined the site, we will employ a standard subscription based model whereby users pay a monthly subscription fee in order to access certain premium features on the site. This amount of users will ensure that the member base is large enough and active enough for users to generate productive search results and thereby justify paying for using the site.

Advertising/Sponsorship - Once approximately 50,000 users have joined the site, we will employ a standard model in charging for advertising and sponsorships. The demographic that social networking and online dating sites typically attract is especially desirable to advertisers so this revenue stream has the potential to be substantial.

As of April 30, 2006, we have generated $310.67 in revenue via advertisements placed on eTwine.com. To date, all of the advertisements on our website that have generated our revenues were placed there in connection with the “Google AdSense” program. Google AdSense is a fast and easy way for website publishers of all sizes to display relevant, unobtrusive Google ads on their website’s content pages and earn money. Because the ads are related to what users are looking for on a site, publishers have a way to both monetize and enhance their content pages.

We presently maintain our principal offices at 366 North Broadway, Suite 41042, Jericho, NY 11753. Our telephone number is (516) 942-2030.

Marketing

We anticipate that a comprehensive marketing plan will be developed in the second quarter of 2006. We expect to spend approximately $25,000 on marketing in the third and fourth quarters of 2006, primarily in the areas of online advertising focusing primarily in the areas of Keyword Advertising and Sponsored Links through targeted keyword programs that employ a “cost-per-click” model such as Google. In these programs, we will create advertisements for eTwine.com that will appear at the top of search results for particular keywords. In a cost-per-click model, we pay a fee (generally 10 to 25 cents or greater) each time the ad is clicked. When the ad is clicked, the user is taken directly to the eTwine.com homepage.

Another area that we will continue to vigorously pursue as part of our marketing and branding program is search engine placement. Search engine placement is generally determined by several factors including the number of links to a website and the text and page content on a website. The more links there are to a site on the internet, the more advantageous it is for search engine placement. In terms of page content, search engines analyze the content of each page and the text and keywords in order to generate results that most match a user’s search query. We believe that our search engine placement will be enhanced due to the fact that our site offers member-created blogs, which we expect will generate a large amount of dating content for the search engines to pick up. Very few dating sites have this advantage and we believe that this will serve us extremely well as our member base grows.

By continuing to work to optimize our site and adding quality content, we feel that we can receive better and better search results and search engine saturation, which in turn directs more traffic to our website.

Competition

We believe that our primary competition is from other online dating services. There are approximately 30 to 50 major online dating websites, and several hundred sites overall. Based on membership totals, we are currently a small site in the industry. Presently the market is quite segmented with Yahoo! Personals & Match.Com widely considered the industry leaders. Match.com’s personals claim more than 983,000 paying subscribers and more than 15 million members with profiles posted or who are active users. Other large sites in the industry include Date.Com, Matchmaker.Com, & several sites that comprise Spark Networks. Achieving critical mass with respect to market share is critical for our business. Competitors who already have an established market share will, therefore, be in a better competitive position than us. We hope to offset any such competitive advantages by offering products and services which are superior in quality to and more appealing than those of our competitors, and by launching an effective marketing campaign. We also believe that the industry offers substantial room for growth as the internet becomes more of an acceptable tool for finding a mate.

Employees

We currently have one full-time employee. We also have one part-time employee as well as several programmers that we employ on a part-time basis.

MANAGEMENT DISCUSSION AND ANALYSIS

Plan of Operations

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

•

By the beginning of August we anticipate implementing and completing a major upgrade to the etwine.com website. After such upgrade, we anticipate launching several new online-dating related features. These new features will also be hosted at an additional domain name that the company secured. We employ 2-4 programmers on a part-time basis and we expect to spend approximately $5,000 per month for overall programming costs during this timeframe.

•

Prepare and execute a marketing plan to increase our member base. In June 2006 we expect to develop a comprehensive marketing plan. We are currently locating individuals to assist us in this area. We presently have in excess of 5,000 members and have spent little money on advertising to date. The majority of our member base has been obtained from two sources: search engine results and online advertisements.

We expect to spend approximately $25,000 on marketing in the third and fourth quarters of 2006, primarily in the area of online advertising. In order to further increase our member base, we plan to offer online contests that encourage members to invite their friends to join the site.

Another area that we will continue to vigorously pursue as part of our marketing and branding program is search engine placement. We have gone to great lengths to optimize the website for priority search engine placement. By continuing to work to optimize the site, and by increasing the number of links to the site, we feel we can receive improved search results and search engine saturation, which in turn directs more traffic to the website.

•

During August 2006, we anticipate launching at least one additional website that will fall under the “eTwine” banner. Thereafter we intend to launch additional websites although we do not have a timetable for the launching of such sites. While keeping the look and feel of eTwine.com, we hope to launch several other websites designed to cater to different niches of the dating world. We believe we can launch one to three additional websites within six to twelve months for a cost of $5,000 to $10,000.

•

By early 2007 we hope to hire our programmers on a dedicated basis in order to execute our plans for further website development and partnerships in a more expedient manner. We anticipate paying either an annual salary or hourly fee to dedicated programmers depending upon the workload required. We expect that we will require a minimum of $150,000 for programmers in 2007 to optimally implement our plans. We believe that we can use equity in lieu of cash for part of this compensation if we do not have sufficient cash available at the time.

•

We hope to convert our website(s) to a subscription-based pay model in early to mid 2007, or at such time as our member base has grown to the point where it can support the implementation of a pay model. Our decision to convert to a pay model is dependent upon a variety of factors within the overall member total. Such factors include how much activity there is on the site, as well as the success and popularity of new features we add in the coming months. We will begin to carefully consider imposing subscription fees for our services when our member base reaches the 50,000 member range.

We began generating revenue in September 2004 through the implementation of Google’s AdSense Program. The Google ads displayed on content pages are via a cost-per-click (CPC). This means that advertisers pay when users click on ads. We receive a portion of the amount paid for activity on our website.

We presently have sufficient cash to fund our current level of operations for at least the next 12 months. However, as set forth above, we hope to hire our programmers on a dedicated basis beginning in the first quarter of 2007. We expect that we will require a minimum of $150,000 for programmers in 2007 to optimally implement our plans. We plan to obtain this money through additional financing or by generating revenues. If we are not generating sufficient revenue through advertising or subscription fees by the fourth quarter of 2006, we will begin seeking outside financing opportunities. If we are unable to raise adequate additional capital and do not have sufficient cash available to execute this phase of our Plan of Operations, we will either attempt to use equity in lieu of cash for part of this compensation or scale back on any attempts to increase our programming resources.

All of the sources of our cash received to date are based upon the private placement offering undertaken by us as well as loans from our promoter which supported our operations until we raised the funds in the offering. The only professional fees we have incurred to date and intend to incur for the foreseeable are for our attorneys and accountants. We do have consulting fees based on the consulting agreement that we have with our programmers.

During 2004, our promoter paid $60,850 for operating expenses on our behalf and during 2005 our promoter paid $41,936 for operating expenses on our behalf. The advances were due on demand, non-interest bearing and unsecured. On December 29, 2005, $92,648 of the stockholder advances were converted into a convertible note payable due December 31, 2008 and bearing interest at a rate of 6% per annum. On June 15, 2005, this stockholder paid a subscription receivable to us in the amount of $7,300 through the reduction of his note. Based upon same, the convertible note is currently for a total of $85,348. The note holder and us, by mutual consent have the right to convert, in part or in total, the amount due and payable under the note, into common stock at a conversion rate of

$0.25 per share results in the issuance of 341,392 shares of common stock. The recent cash offering price was $0.25 and therefore there was no beneficial conversion feature on the note.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2006 COMPARED TO THE THREE MONTHS ENDED March 31, 2005

Revenue increased from $0 for the three months ended March 31, 2005 to $33 for the three months ended March 31, 2006 an increase of $33. These revenues are solely based on the advertising revenues we received from our Google AdSense program in affect in 2005 and 2006 and there is no basis for the minimal increase during 2006.

Research and Development expenses for the three months ended March 31, 2006 increased to $19,032 from $10,044 for the three months ended March 31, 2005, representing an increase of $8,988. The increase in research and development is primarily attributable to the increase in spending on the development of our website.

RESULTS OF OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2005 COMPARED TO THE TWELVE MONTHS ENDED DECEMBER 31, 2004

Revenue increased from $101 for the twelve months ended December 31, 2004 to $169 for the twelve months ended December 31, 2005 an increase of $68. These revenues are solely based on the advertising revenues we received from our Google AdSense program in affect in 2004 and 2005 and there is no basis for the minimal increase during 2005.

Research and Development expenses for the twelve months ended December 31, 2005 increased to $56,199 from $12,370 for the twelve months ended December 31, 2004, representing an increase of $43,829. The increase in research and development is primarily attributable to the increase in spending on the development of our website.

DESCRIPTION OF PROPERTY

We presently maintain our principal offices at 366 North Broadway, Suite 41042, Jericho, NY, 11753. We rent telephone answering services, mail and fax receiving services, and access to meeting and conference facilities at this location on a month-to-month basis. We believe that this location is sufficient and adequate to operate our current business.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Darrell Lerner is deemed to be our promoter. During 2004, Mr. Lerner paid $60,850 for operating expenses on our behalf and during 2005 our promoter paid $41,936 for operating expenses on our behalf. The advances were due on demand, non-interest bearing and unsecured. On December 29, 2005, $92,648 of the stockholder advances were converted into a convertible note payable due December 31, 2008 and bearing interest at a rate of 6% per annum. On June 15, 2005, Mr. Lerner paid a subscription receivable to us in the amount of $7,300 through the reduction of his note. Based upon same, the convertible note is currently for a total of $85,348. This note was for monies paid to eTwine by Mr. Lerner prior to the merger. By mutual consent, we agreed that Mr. Lerner has the right to convert, in part or in total, the amount due and payable under the note, into common stock at a conversion rate of $0.25 per share results in the issuance of 341,392 shares of common stock. The recent cash offering price was $0.25 and therefore there was no beneficial conversion feature on the note. In addition, Mr. Lerner received 300,000 shares of our common stock pursuant to the stock purchase agreement and share exchange with eTwine, Inc., a New York corporation, based on his ownership interest in eTwine, Inc., a New York corporation.

Darrell Lerner was previously the sole officer and director of Universal Flirts, Inc. which was also a dating website which was traded on the OTCBB. Universal Flirts was not successful in raising funds when it became public and was unable to succeed in carrying out its business plan and in 2005 the company undertook a reverse merger with a Chinese company engaged in an unrelated business of designing cell phones. Universal Flirts entered into such reverse merger within three months after its registration statement went effective in December 2004. Despite the similar businesses, our management believes it can succeed where Universal Flirts was unable to because our website has many more features than Universal Flirts, we are geared to a younger more domestic audience and our ongoing programming development is much more expansive than theirs. In addition, prior to going public we have more funds than Universal Flirts did and therefore can pursue our business operations for a longer period of time without receiving additional funding.

Darrell Lerner was also the sole officer and director of Relocate 411.com, Inc. which had an effective registration statement with the SEC and had a business plan of developing a web site to be utilized in various real estate services such as relocation, listings of real estate sales or rentals, mortgage information and other real estate related information or content. The company never submitted a 15c211 application with the NASD and entered into a reverse merger with China Elite. At such time, the company ceased their original business operations and intends to merge with a company in the telecom industry. To date, the company has not been successful in achieving profitability and was not successful in carrying out its original business plan.

Darrell Lerner was also the co-founder and President of Fantasy Sports Net Inc. which previously filed an SB-2 Registration Statement with the SEC. Such registration statement was subsequently withdrawn and the company did not go public. Such entity never entered into a reverse merger, continued with its business plan for several years and ultimately was not successful in carrying out its business plan.

Darrell Lerner was also a consultant and former shareholder of New Medium Enterprises, Inc. formerly known as shopoverseas.com, Inc. which is currently trading on the OTCBB. Mr. Lerner was never a principal of such entity and the company undertook a change in control several years after Mr. Lerner had any involvement with such company. Although such company was not successful in carrying out its original business plan it continues to trade on the OTCBB.

On December 30, 2005, we obtained all of the shares of eTwine, Inc., a New York Corporation, pursuant to a Stock Purchase Agreement and Share Exchange between eTwine, Inc. and us in consideration for the issuance of 8,227,000 shares to the eTwine, Inc. shareholders. Clifford Lerner remained our sole officer and director after the agreement and pursuant to the agreement eTwine, Inc. became our wholly owned subsidiary. Clifford Lerner was the sole officer and director of both entities at the time of the agreement.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 41 registered shareholders.

Rule 144 Shares

As of June 26, 2006, there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After December 30, 2006, the 8,227,000 shares owned by all of our shareholders who received shares pursuant to the share exchange agreement between us and eTwine, Inc will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal approximately 822,700 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until June 26, 2006.

(1) Clifford Lerner received 7,000,000 shares of our common stock pursuant to the share exchange agreement between us and eTwine, Inc. Such shares were not for services rendered or to be rendered by Mr. Lerner.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consultant agreement with Mr. Clifford Lerner, our Chief Executive Officer, President, and Chairman of the Board of Directors.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

eTWINE HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	1	CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2006 (UNAUDITED)

PAGE	2	STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2006 (CONSOLIDATED) AND 2005, AND FOR THE PERIOD FROM MAY 7, 2004 (INCEPTION) TO MARCH 31, 2006 (CONSOLIDATED) (UNAUDITED)

PAGE	3	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY) FOR THE PERIOD FROM MAY 7, 2004 (INCEPTION) TO MARCH 31, 2006 (CONSOLIDATED) (UNAUDITED)

PAGE	4	STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 2006 (CONSOLIDATED) AND 2005, AND FOR THE PERIOD FROM MAY 7, 2004 (INCEPTION) TO MARCH 31, 2006 (CONSOLIDATED) (UNAUDITED)

PAGES	5 - 10	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

eTWINE HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2006

(UNAUDITED)

ASSETS

CURRENT ASSETS
Cash	$108,636
Accounts receivable, net	94
Total Current Assets	108,730

WEBSITE DEVELOPMENT COSTS, NET	26,563

TOTAL ASSETS	$135,293

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$2,720
Accrued interest	8,237
Advances from stockholder	10,138
Total Current Liabilities	21,095

CONVERTIBLE NOTE PAYABLE – STOCKHOLDER	92,647

TOTAL LIABILITIES	113,742

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 8,227,000 shares issued and outstanding	8,227
Additional paid-in capital	230,823
Accumulated deficit during development stage	(154,575)
Less subscription receivable	(47,300)
Less deferred compensation	(15,624)
Total Stockholders’ Equity	21,551

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$135,293

See accompanying notes to unaudited consolidated financial statements.

2

eTWINE HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended March 31, 2006 (Consolidated)	For the Three Months Ended March 31, 2005	For the Period From May 7, 2004 (Inception) to March 31, 2006 (Consolidated)

REVENUE	$33	$-	$303

OPERATING EXPENSES
Professional fees	13,970	-	45,133
Research and development	19,032	10,044	87,571
Depreciation	2,025	2,025	13,937
General and administrative	910	30	940
Total Operating Expenses	35,937	12,099	147,581

LOSS FROM OPERATIONS	(35,904)	(12,099)	(147,278)

OTHER INCOME (EXPENSE)
Interest expense	(1,542)	(1,674)	(8,236)
Interest income	631	-	939
Total Other Income (Expense)	(911)	(1,674)	(7,297)

LOSS BEFORE PROVISION FOR INCOME TAXES	(36,815)	(13,773)	(154,575)

Provision for Income Taxes	-	-	-

NET LOSS	$(36,815)	$(13,773)	$(154,575)

Net loss per share - basic and diluted	$-	$-	$(0.02)

Weighted average number of shares outstanding during the period - basic and diluted	8,227,000	7,300,000	7,523,209

See accompanying notes to unaudited consolidated financial statements.

3

eTWINE HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

FOR THE PERIOD FROM _MAY 7, 2004 (INCEPTION) TO MARCH 31, 2006

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated Deficit During Development	Deferred	Subscription
	Shares	Amount	Shares	Amount	Capital	Stage	Compensation	Receivable	Total

Stock issued to founders on May 7, 2004 (inception)	-	$-	7,300,000	$7,300	$-	$(600)	$-	$(7,300)	$(600)

Net loss, 2004	-	-	-	-	-	(24,381)	-	-	(24,381)

Balance, December 31, 2004	-	-	7,300,000	7,300	-	(24,981)	-	(7,300)	(24,981)

Stock issued for cash	-	-	797,000	797	198,453	-	-	(93,500)	105,750

Deferred compensation (shares for service)	-	-	-	-	-	-	(22,656)	-	(22,656)

Stock issued for services	-	-	130,000	130	32,370	-	-	-	32,500

Net loss, 2005	-	-	-	-	-	(92,779)	-	-	(92,779)

Balance, December 31, 2005	-	-	8,227,000	8,227	230,823	(117,760)	(22,656)	(100,800)	(2,166)

Cash received on subscription receivable	-	-	-	-	-	-	-	53,500	53,500

Amortization of stock based compensation	-	-	-	-	-	-	7,032	-	7,032

Net loss, March 31, 2006	-	-	-	-	-	(36,815)	-	-	(36,815)

BALANCE, MARCH 31, 2006	-	$-	8,227,000	$8,227	$230,823	$(154,575)	$(15,624)	$(47,300)	$21,551

See accompanying notes to unaudited consolidated financial statements.

4

eTWINE HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31, 2006 (Consolidated)	For the Three Months Ended March 31, 2005	For the Period From May 7, 2004 (Inception) to March 31, 2006 (Consolidated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(36,815)	$(13,773)	$(154,575)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,025	2,025	13,937
Amortization of stock based compensation	7,032	-	16,876
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(33)	-	(94)
Increase (decrease) in interest payable	(282)	(2,141)	2,720
Increase (decrease) in accrued accounts payable	1,543	1,675	8,237
Net Cash Used In Operating Activities	(26,530)	(12,214)	(112,899)

CASH FLOWS FROM INVESTING ACTIVITIES:
Website development	-	-	(40,500)
Net Cash Used in Investing Activities	-	-	(40,500)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from collection of stock subscription	53,500	-	53,500
Proceeds from issuance of stock, net of subscription receivable	-	-	105,750
Advances from stockholder	-	9,330	102,785
Net Cash Provided By Financing Activities	53,500	9,330	262,035

NET INCREASE (DECREASE) IN CASH	26,970	(2,884)	108,636

CASH AT BEGINNING OF PERIOD	81,666	3,147	-

CASH AT END OF PERIOD	$108,636	$263	$108,636

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$-	$-	$-

Cash paid for taxes	$-	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During 2005, the Company sold 797,000 shares of common stock in exchange for a subscription receivable totaling $93,500. Of the total, $53,500 was collected during 2006 (See Notes 2(A)).

During 2004, the Company sold 7,300,000 shares of common stock in exchange for a subscription receivable totaling $7,300. None of the $7,300 has been collected prior to March 31, 2006.

See accompanying notes to unaudited consolidated financial statements.

5

eTWINE HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2006 (CONSOLIDATED)

(UNAUDITED)

NOTE 1	BASIS OF PRESENTATION, ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management’s opinion, however that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

(B) Organization

eTwine Holdings, Inc. (a development stage company) was incorporated under the laws of the State of Delaware on July 19, 2005.

eTwine, Inc. was incorporated under the laws of the State of New York on May 7, 2004.

eTwine Holdings, Inc. and its wholly owned subsidiary eTwine, Inc. are hereafter referred to as (the “Company”).

The Company was organized to operate an online dating and social community website that is proactive in understanding the singles environment. Activities during the development stage include developing the business plan and raising capital.

(C) Principles of Consolidation

The accompanying 2006 unaudited consolidated financial statements include the accounts of eTwine Holdings, Inc. from July 19, 2005 (inception) and its 100% owned subsidiary eTwine, Inc. The accompanying 2005 unaudited financial statements include the accounts of eTwine, Inc. from May 7, 2004 (inception). All inter-company accounts have been eliminated in consolidation.

5

eTWINE HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2006 (CONSOLIDATED)

(UNAUDITED)

(D) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(E) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(F) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings per Share.” The shares issuable upon conversion of the note payable were not included in the computation of loss per share for March 31, 2006 (consolidated) and 2005, and for the period from May 7, 2004 (inception) to March 31, 2006, because their inclusion is anti-dilutive.

(G) Stock-Based Compensation

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment,” which replaces SFAS No. 123 and supersedes APB Opinion No. 25. Under SFAS No. 123(R), companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. In March 2005 the SEC issued Staff Accounting Bulletin No. 107, or “SAB 107”. SAB 107 expresses views of the staff regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides the staff’s views regarding the valuation of share-based payment arrangements for public companies. SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods. On April 14, 2005, the SEC adopted a new rule amending the compliance dates for SFAS 123R. Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS 123. Effective January 1, 2006, the Company has fully adopted the provisions of SFAS No.

6

eTWINE HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2006 (CONSOLIDATED)

(UNAUDITED)

123R and related interpretations as provided by SAB 107. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.

(H) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(I) Recent Accounting Pronouncements

In May 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. This Statement is effective in fiscal years beginning after December 15, 2005. The Company has not yet determined the effect of implementing this standard.

(J) Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash, receivables, accounts payable, accrued expenses, advances from stockholder and notes payable approximate fair value based on the short-term maturity of these instruments.

(K) Research and Development

The Company has adopted the provisions of Emerging Issues Task Force 00-2, “Accounting for Web Site Development Costs.” Costs incurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be five years. Expenses subsequent to the launch have been expensed as research and development expenses.

7

eTWINE HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2006 (CONSOLIDATED)

(UNAUDITED)

(L) Concentration of Credit Risk

The Company at times has cash in banks in excess of FDIC insurance limits. At March 31, 2006 the Company had approximately $8,950 in excess of FDIC insurance limits.

(M) Revenue Recognition

The Company recognizes revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” and No. 104, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability is reasonably assured.

The Company recognizes revenue as earned on a click through basis. As the traffic moves through the websites per click, the contract amount is recognized as revenue. “Click-throughs” are defined as the number of times a user clicks on an advertisement or search result. During 2006, 100% of revenues were derived from one customer.

NOTE 2	STOCKHOLDERS’ DEFICIENCY

(A) Common Stock Issued for Services

During 2005, the Company issued 130,000 shares of common stock at an offering price of $.25 per share in exchange for services rendered having a fair value at the grant date of $32,500. The Company will recognize the value of the shares over the lives of the agreements. As of March 31, 2006, the Company recognized $16,876 and recorded deferred consulting expense of $15,624.

During 2005, the Company issued 797,000 shares of common stock at an offering price of $.25 per share for a value of $199,250, in exchange for cash totaling $105,750 and a charge to subscription receivable of $93,500. Of the total stock subscription, $53,500 was collected during 2006. As a result of the cash receipt, the Company reflects a current subscription receivable of $47,300.

During 2004, the Company issued 7,300,000 shares of common stock to its founder for services valued at the fair value on the grant date of $7,300 ($0.001 per share). The $7,300 has been recorded as a component of subscriptions receivable. (See Note 6)

8

eTWINE HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2006 (CONSOLIDATED)

(UNAUDITED)

(B) Acquisition Agreement

On December 30, 2005, eTwine Holdings, Inc. consummated an agreement with eTwine, Inc. pursuant to which, eTwine, Inc. exchanged 100% of its common stock for 100% of the common stock of eTwine Holdings, Inc. The Company has accounted for the transaction as a combination of entities under common control and accordingly, recorded the merger at historical cost. Accordingly, all shares and per share amounts have been retroactively restated.

NOTE 3	ADVANCES FROM STOCKHOLDER

During 2004, a stockholder paid $60,850 for operating expenses on behalf of the Company. The advances are due on demand, non-interest bearing and unsecured (See Note 6).

During 2005, a stockholder paid $41,936 for operating expenses on behalf of the Company (See Note 6).

On December 29, 2005, $92,648 of the stockholder advances were converted into a convertible note payable (See Note 4).

At March 31, 2006, $10,138 of advances to stockholder remains outstanding. The balance accrues interest at a rate of 6% per annum and is due on demand.

NOTE 4	CONVERTIBLE NOTE PAYABLE - STOCKHOLDER

On December 29, 2005, $92,648 of the stockholder advances were converted into a convertible note payable, due December 31, 2008 and bearing interest at a rate of 6% per annum. The Company and the note holder, by mutual consent have the right to convert, in part or in total, the amount due and payable under the note, into common stock at a conversion rate of $0.25 per share results in the issuance of 370,592 shares of common stock. The recent cash offering price was $0.25 and therefore there was no beneficial conversion feature on the note. (See Notes 3 and 6)

NOTE 5	COMMITMENTS AND CONTINGENCIES

During November 2005, the Company entered into a two year consulting agreement for the continued improvement and monthly maintenance of the eTwine website. The terms of the agreement call for a monthly maintenance fee of $1,500 and the issuance of 200,000 shares. The consultants are entitled to an additional 25,000 shares at the completion of the agreement. As of March 31, 2006, the Company has issued 100,000 shares (See Note 2).

9

eTWINE HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2006 (CONSOLIDATED)

(UNAUDITED)

During 2005, the Company issued 30,000 shares of common stock to a law firm for services. The agreement requires the Company to guarantee the minimum value of the shares of $7,500 upon trading of the securities or issue additional shares to compensate the law firm for the shortfall. In addition, the Company has the right to repurchase the shares any time prior to receiving approval to trade.

NOTE 6	RELATED PARTY TRANSACTIONS

The founding stockholder of the Company received 7,300,000 shares of common stock for a subscription receivable of $7,300.

Since inception, the Company received $102,786 of advances from a stockholder. On December 29, 2005, $92,648 was converted into a convertible note payable, due December 31, 2008 and bearing interest at a rate of 6% per annum. (See Notes 3 and 4)

NOTE 7	GOING CONCERN

As reflected in the accompanying unaudited consolidated financial statements, the Company is in the development stage with limited operations, an accumulated deficit from inception of $154,575 and a negative cash flow from operations of $112,899 from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional equity funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 8	SUBSEQUENT EVENT

Subsequent to April 30, 2006, the Company collected $40,000 of subscription receivables from investors.

On June 15, 2006, the Company collected $7,300 of subscription receivable from Darrell Lerner.

10

eTWINE HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	2	BALANCE SHEETS AS OF DECEMBER 31, 2005 (CONSOLIDATED) AND 2004

PAGE	3

STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2005 (CONSOLIDATED), FOR THE PERIOD FROM MAY 7, 2004 (INCEPTION) TO DECEMBER 31, 2004 AND FOR THE PERIOD FROM MAY 7, 2004 (INCEPTION) TO DECEMBER 31, 2005 (CONSOLIDATED)

PAGE	4	STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY FOR THE PERIOD FROM MAY 7, 2004 (INCEPTION) TO DECEMBER 31, 2005 (CONSOLIDATED)

PAGE	5

STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2005 (CONSOLIDATED), FOR THE PERIOD FROM MAY 7, 2004 (INCEPTION) TO DECEMBER 31, 2004 AND FOR THE PERIOD FROM MAY 7, 2004 (INCEPTION) TO DECEMBER 31, 2005 (CONSOLIDATED)

PAGES	6 - 11	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

eTwine Holdings, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheets of eTwine Holdings, Inc. and subsidiary (a development stage company) as of December 31, 2005 (consolidated) and 2004 and the related statements of operations, changes in stockholders’ deficiency and cash flows for the year ended December 31, 2005 (consolidated), for the period from May 7, 2004 (inception) to December 31, 2004 and for the period from May 7, 2004 (inception) to December 31, 2005 (consolidated). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of eTwine Holdings, Inc. and subsidiary (a development stage company) as of December 31, 2005 (consolidated) and 2004 and the results of its operations and its cash flows for the year ended December 31, 2005 (consolidated), for the period from May 7, 2004 (inception) to December 31, 2004 and for the period from May 7, 2004 (inception) to December 31, 2005 (consolidated) in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company is in the development stage with no operations, an accumulated deficit during development stage of $117,760 and has a negative cash flow from operations of $86,370 from inception. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 8. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.

Boynton Beach, Florida

March 11, 2006

eTWINE HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

AS OF DECEMBER 31, 2005 (CONSOLIDATED) AND 2004

ASSETS
	2005 (Consolidated)	2004

CURRENT ASSETS
Cash	$81,666	$3,147
Accounts receivable, net	61	-
Total Current Assets	81,727	3,147

WEBSITE DEVELOPMENT, NET	28,588	36,688

TOTAL ASSETS	$110,315	$39,835

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Accounts payable	$3,001	$2,141
Accrued interest	6,694	1,825
Advances from stockholder	10,138	60,850
Total Current Liabilities	19,833	64,816

CONVERTIBLE NOTE PAYABLE – STOCKHOLDER	92,648	-

TOTAL LIABILITIES	112,481	64,816

STOCKHOLDERS’ DEFICIENCY
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 8,227,000 and 7,300,000 shares issued and outstanding, respectively	8,227	7,300
Additional paid-in capital	230,823	-
Less subscription receivable (8,097,000 shares)	(100,800)	(7,300)
Less deferred compensation	(22,656)	-
Accumulated deficit during development stage	(117,760)	(24,981)
Total Stockholders’ Deficiency	(2,166)	(24,981)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$110,315	$39,835

See accompanying notes to consolidated financial statements.

2

eTWINE HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2005 (Consolidated)	For the Period From May 7, 2004 (Inception) to December 31, 2004	For the Period From May 7, 2004 (Inception) to December 31, 2005 (Consolidated)

REVENUE	$169	$101	$270

OPERATING EXPENSES
Professional fees	24,088	7,075	31,163
Research and development	56,199	12,370	68,569
Depreciation	8,100	3,812	11,912
Total Operating Expenses	88,387	23,257	111,644

LOSS FROM OPERATIONS	(88,218)	(23,156)	(111,374)

OTHER INCOME (EXPENSE)
Interest expense	(4,868)	(1,826)	(6,694)
Interest income	307	1	308
Total Other Income	(4,561)	(1,825)	(6,386)

LOSS BEFORE PROVISION FOR INCOME TAXES	(92,779)	(24,981)	(117,760)

Provision for Income Taxes	-	-	-

NET LOSS	$(92,779)	$(24,981)	$(117,760)

Net loss per share - basic and diluted	$(0.01)	$(0.01)	$(0.02)

Weighted average number of shares outstanding during the period - basic and diluted	7,495,216	4,760,000	6,127,608

See accompanying notes to consolidated financial statements.

3

eTWINE HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ DEFICIENCY

FOR THE PERIOD FROM _MAY 7, 2004 (INCEPTION) TO DECEMBER 31, 2005 (CONSOLIDATED)

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated Deficit During Development	Deferred	Subscription
	Shares	Amount	Shares	Amount	Capital	Stage	Compensation	Receivable	Total

Stock issued to founders on May 7, 2004 (inception)	-	$-	7,300,000	$7,300	$-	$(600)	$-	$(7,300)	$(600)

Net loss, 2004	-	-	-	-	-	(24,381)	-	-	(24,381)

Balance, December 31, 2004	-	-	7,300,000	7,300	-	(24,981)	-	(7,300)	(24,981)

Stock issued for cash	-	-	797,000	797	198,453	-	-	(93,500)	105,750

Deferred compensation (shares for service)	-	-	-	-	-	-	(22,656)	-	(22,656)

Stock issued for services	-	-	130,000	130	32,370	-	-	-	32,500

Net loss, 2005	-	-	-	-	-	(92,779)	-	-	(92,779)

BALANCE, DECEMBER 31, 2005	-	$-	8,227,000	$8,227	$230,823	$(117,760)	$(22,656)	$(100,800)	$2,166

See accompanying notes to financial statements.

4

eTWINE HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2005 (Consolidated)	For the Period From May 7, 2004 (Inception) to December 31, 2004	For the Period From May 7, 2004 (Inception) to December 31, 2005 (Consolidated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(92,779)	$(24,981)	$(117,760)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services	32,500	-	32,500
Deferred compensation	(22,657)	-	(22,657)
Depreciation expense	8,100	3,812	11,912
Accounts receivable	(61)	-	(61)
Accounts payable	861	2,141	3,002
Accrued interest	4,869	1,825	6,694
Net Cash Used In Operating Activities	(69,167)	(17,203)	(86,370)

CASH FLOWS FROM INVESTING ACTIVITIES
Website development	-	(40,500)	(40,500)
Net Cash Used in Investing Activities	-	(40,500)	(40,500)

CASH FLOWS FROM FINANCING ACTIVITIES
Common stock issued net of subscription receivable	105,750	-	105,750
Advances from stockholder	41,936	60,850	102,786
Net Cash Provided By Financing Activities	147,686	60,850	208,536

NET INCREASE IN CASH	78,519	3,147	81,666

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	3,147	-	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$81,666	$3,147	$81,666

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$-	$-	$-

Cash paid for taxes	$-	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During 2005, the Company sold 797,000 shares of common stock in exchange for a subscription receivable totaling $93,500. Of the total, $51,000 was collected during 2006 (See Notes 2(B) and 7).

During 2004, the Company sold 7,300,000 shares of common stock in exchange for a subscription receivable totaling $7,300. None of the $7,300 has been collected prior to December 31, 2005.

See accompanying notes to financial statements.

5

eTWINE HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2005 (CONSOLIDATED) AND 2004

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

eTwine Holdings, Inc. (a development stage company) was incorporated under the laws of the State of Delaware on July 19, 2005.

eTwine, Inc. was incorporated under the laws of the State of New York on May 7, 2004.

eTwine Holdings, Inc. and its wholly owned subsidiary eTwine, Inc. are hereafter referred to as (the “Company”).

The Company was organized to operate an online dating and social community website that is proactive in understanding the singles environment. Activities during the development stage include developing the business plan and raising capital.

(B) Principles of Consolidation

The accompanying 2005 consolidated financial statements include the accounts of eTwine Holdings, Inc. from July 19, 2005 (inception) and its 100% owned subsidiary eTwine, Inc. The accompanying 2004 financial statements include the accounts of eTwine, Inc. from May 7, 2004 (inception). All inter-company accounts have been eliminated in the consolidation.

(C) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(D) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

6

eTWINE HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2005 (CONSOLIDATED) AND 2004

(E) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As of December 31, 2005, the Company has a net operating loss carryforward of $117,760 available to offset future taxable income through 2025. The valuation allowance at December 31, 2005 was $31,545. The net change in the valuation allowance for the year ended December 31, 2005 was an increase of $23,051.

(F) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.” The shares issuable upon conversion of the note payable were not included in the computation of loss per share for December 31, 2005 because their inclusion is anti-dilutive.

(G) Stock-Based Compensation

The Company applies Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock warrants issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies Statements of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock warrants at the grant date using the Black-Scholes option pricing model.

(H) Business Segments

The Company operates in one segment and therefore segment information is not presented.

7

eTWINE HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2005 (CONSOLIDATED) AND 2004

(I) Recent Accounting Pronouncements

Statement of Financial Accounting Standards (“SFAS”) No. 151, “Inventory Costs – an amendment of ARB No. 43, Chapter 4” SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67,” SFAS No. 153, “Exchanges of Non-monetary Assets – an amendment of APB Opinion No. 29,” and SFAS No. 123 (revised 2004), “Share-Based Payment,” were recently issued. SFAS No. 151, 152, 153 and 123 (revised 2004) have no current applicability to the Company and have no effect on the financial statements.

(J) Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash, receivables, accounts payable,

accrued expenses, advances from stockholder and notes payable approximate fair value based on the short-term maturity of these instruments.

(K) Research and Development

The Company has adopted the provisions of Emerging Issues Task Force 00-2, “Accounting for Web Site Development Costs.” Costs incurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be five years. Expenses subsequent to the launch have been expensed as research and development expenses. The Company expenses upgrades and revisions to its websites as incurred.

(L) Concentration of Credit Risk

The Company at times has cash in banks in excess of FDIC insurance limits. At December 31, 2005 and 2004, the Company had approximately $6,806 and $0, respectively, in excess of FDIC insurance limits.

(M) Revenue Recognition

The Company recognizes revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” and No. 104, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability is reasonably assured.

8

eTWINE HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2005 (CONSOLIDATED) AND 2004

The Company recognizes revenue as earned on a click through basis. As the traffic moves through the websites per click, the contract amount is recognized as revenue. “Click-throughs” are defined as the number of times a user clicks on an advertisement or search result. During 2005 and 2004, 100% of revenues were derived from one customer.

NOTE 2	WEBSITE

At December 31, 2005 and 2004 website costs were as follows:

	2005	2004

Website costs	$40,500	$40,500
Less accumulated amortization	(11,912)	(3,812)

	$28,588	$36,688

Amortization expense for the years ended December 31, 2005 and 2004 was $8,100 and $3,812, respectively.

Estimated future amortization of intangible assets is as follows:

Year	Amount

2006	$8,100
2007	8,100
2008	8,100
2009	4,288
2010	-
Thereafter	-

NOTE 3	STOCKHOLDERS’ EQUITY

(A) Common Stock Issued for Services

During 2005, the Company issued 130,000 shares of common stock at an offering price of $.25 per share in exchange for services rendered having a fair value at the grant date of $32,500. The Company will recognize the value of the shares on the lives of the agreements. As of December 31, 2005, the Company recognized $9,844 and recorded deferred consulting expense of $22,656.

9

eTWINE HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2005 (CONSOLIDATED) AND 2004

During 2005, the Company issued 797,000 shares of common stock at an offering price of $.25 per share for a value of $199,250, in exchange for cash totaling $105,750 and a charge to subscription receivable of $93,500. Of the total, $51,000 was collected during 2006.

During 2004, the Company issued 7,300,000 shares of common stock to its founder for services valued at the fair value on the grant date of $7,300 ($0.001 per share). The $7,300 has been recorded as a component of subscriptions receivable.

(B) Acquisition Agreement

On December 30, 2005, eTwine Holdings, Inc. consummated an agreement with eTwine, Inc. pursuant to which, eTwine, Inc. exchanged 100% of its common stock for 100% of the common stock of eTwine Holdings, Inc. The Company has accounted for the transaction as a combination of entities under common control and accordingly, recorded the merger at historical cost. Accordingly, all shares and per share amounts have been retroactively restated.

NOTE 4	ADVANCES FROM STOCKHOLDER

During 2004, a stockholder paid $60,850 for operating expenses on behalf of the Company. The advances are due on demand, non-interest bearing and unsecured (See Note 7).

During 2005, a stockholder paid $41,936 for operating expenses on behalf of the Company (See Note 7).

December 29, 2005, $92,648 of the stockholder advances were converted into a convertible note payable (See Note 5).

NOTE 5	CONVERTIBLE NOTE PAYABLE - STOCKHOLDER

December 29, 2005, $92,648 of the stockholder advances were converted into a convertible note payable, due December 31, 2008 and bearing interest at a rate of 6% per annum. The Company and the note holder, by mutual consent have the right to convert, in part or in total, the amount due and payable under the note, into common stock at a conversion rate of $0.25 per share results in the issuance of 370,592 shares of common stock. The recent cash offering price was $0.25 and therefore there was no beneficial conversion feature on the note.

NOTE 6	COMMITMENTS AND CONTINGENCIES

During November 2005, the Company entered into a two year consulting agreement for the continued improvement and monthly maintenance of the eTwine website. The terms of the agreement call for a monthly maintenance fee of $1,500 and the issuance of 200,000

10

eTWINE HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2005 (CONSOLIDATED) AND 2004

shares. The consultants are entitled to an additional 25,000 shares at the completion of the agreement. As of December 31, 2005, the Company has issued 100,000 shares (See Note 3).

During 2005, the Company issued 30,000 shares of common stock to a law firm for services. The agreement requires the Company to guarantee the minimum value of the shares of $7,500 upon trading of the securities or issue additional shares to compensate the law firm for the shortfall. In addition, the Company has the right to repurchase the shares any time prior to receiving approval to trade.

NOTE 7	RELATED PARTY TRANSACTIONS

The stockholder of the Company received 7,300,000 shares of common stock with a fair value of $7,300 (See Note 3(A)).

Since inception, the Company received $102,786 of advances from a stockholder. On December 29, 2005, $92,648 was converted into a convertible note payable, due December 31, 2008 and bearing interest at a rate of 6% per annum (See Notes 4 and 5).

NOTE 8	GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with limited operations, an accumulated deficit from inception of $117,760 and a negative cash flow from operations of $86,370 from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional equity funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 9	SUBSEQUENT EVENT

During 2006 the Company collected $51,000 of the total $108,500 of subscriptions receivable.

11

ETWINE HOLDINGS, INC.

1,427,000 Shares Common Stock

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.